EXHIBIT 10.1(f)
FIRST TENNESSEE NATIONAL CORPORATION
BANK ADVISORY DIRECTOR DEFERRAL PLAN
(Adopted October 18, 1991; As Restated for Amendments through December 15, 2008)

     1. Purpose. The First Tennessee National Corporation Bank Advisory Director Deferral Plan (“Plan”) is designed to attract and retain advisory directors of First Tennessee Bank National Association (“Bank”) of outstanding ability by providing an attractive method to defer compensation by allow participants to elect to receive stock options on shares of the common stock of Bank’s parent, First Tennessee National Corporation (“Company”), in lieu of fees.
     2. Effective Date and Duration of Plan. The Plan shall become effective when approved by the Board of Directors of the Company (“Board of Directors”). No options may be granted under the Plan after January 1, 1997. The term of options granted on or before such date may, however, extend beyond that date.
     3. Shares Subject to Plan. Subject to adjustment as provided in Section 9 herein, the shares issuable under the Plan upon the exercise of stock options shall not exceed in the aggregate 80,000 shares of the common stock, par value $2.50, of the Company. Such shares may be provided from shares purchased in the open market or privately or by the issuance of previously authorized but unissued shares. If any options previously granted under the Plan for any reason lapse or are forfeited, the shares subject to such option shall be restored to the total number available for grant.
     4. Administration of Plan. The Plan shall be administered by a committee (the “Committee”) whose members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In addition, all members shall be directors of the Company and (to the extent necessary for any plan of the Company to comply with SEC Rule 16b-3 or any director to qualify as a disinterested person) shall meet the definitional requirements for “disinterested person” (with any exceptions therein permitted) contained in the then current SEC Rule 16b-3 or any successor provision. Subject to the provisions of the Plan, the Committee is granted the authority to interpret the Plan, adopt such rules of procedure as it may deem proper, and make all other determinations necessary or advisable for the administration of the Plan; provided, however, the Committee shall have no discretion to make awards under the Plan. The Plan provides for the automatic, non-discretionary, grant of stock options to eligible Bank Advisory Directors (hereinafter defined) who elect to participate in the Plan.
     5. Participation in Plan. All advisory directors of Bank who are members of Regional or Community Bank Advisory Boards who are not salaried employees of the Company or any subsidiary of the Company and who are not directors of Company or Bank (“Bank Advisory Directors”) are eligible to participate in the Plan. Participation shall commence on the first day of the month (but not before January 1, 1992) following receipt by the Committee or its designee of an irrevocable election to receive stock options in lieu of all attendance fees to be earned on and after such day and prior to January 1, 1997.
     6. Non-statutory Stock Options. All options granted under the Plan shall be non-statutory stock options not intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended.
     7. Terms, Conditions, and Form of Options. Each option granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:
          (a) Option Grant Dates. Options shall be granted automatically on the first business day of each January and July subsequent to the first day of participation to each eligible Bank Advisory Director who is participating in the Plan.

          (b) Option Formula. The number of shares subject to option granted to an eligible Bank Advisory Director shall be equal to the nearest whole number of shares computed in accordance with the following formula:
     Number of shares = A/B, where

A =	Attendance fees earned during the two consecutive quarters preceding the option grant date. (For the initial grant, only attendance fees earned on or subsequent to the first day of participation shall be included in the computation.)

B =	One half of the fair market value of one share of Company common stock on the option grant date.
          (c) Option Price. The option price per share to be paid by the Bank Advisory Director to the Company upon the exercise of the option shall be 50 percent of the fair market value of a share on the option grant date. “Fair Market Value” for purposes of the Plan shall be the mean between the high and low sales prices at which shares of Company common stock were sold on the valuation day as quoted by NASDAQ or, if there were no sales on that date, then on the last day prior to the valuation day during which there were sales. In the event that this method of valuation is practicable, then the Committee, in its discretion, shall establish the method by which fair market value shall be determined.
          (d) Non-transferability. Each option granted under the Plan shall be non-transferable other than by will or by the laws of descent and distribution, subject to Section 7(k) hereof, and each option may be exercised during the lifetime of the grantee only by him or by his guardian or legal representative.
          (e) Option Grant. Each option granted under the Plan shall be exercisable only during a term commencing on the option grant date and ending (unless the option shall have terminated earlier under other provision of the Plan) on the month and day in the 20th year following the year of grant corresponding to the day before the month and day on which the option was granted.
          (f) Exercise of Options. Options shall be exercise by delivering the Committee or is designee: (1) A notice, in the form prescribed by the Committee, specifying the number of shares to be purchased; (2) A check or money order payable to the Company for the full option price. Upon receipt of such notice of exercise of a stock option and upon payment of the option price, the Company shall promptly deliver to the grantee a certificate or certificates for the shares purchased, without charge to him or her for issue or transfer tax.
          (g) Postponements. The Committee may postpone any exercise of an option for such period of time as the Committee, in its discretion, reasonably believes necessary to prevent any acts or omissions that the Committee reasonably believes will be or will result in the violation of any state or federal law; and the Company shall not be obligated by virtue of any option agreement or any provision of the Plan to recognize the exercise of an option or to sell or issue shares during the period of such postponement. Any such postponement shall automatically extend the time within which the option may be exercised, as follows: The exercise period shall be extended for a period of time equal to the number of days of the postponement, but in no event shall the exercise period be extended beyond the last day of the postponement for more days than there were remaining in the option exercise period on the first day of the postponement. Neither the Company, nor its Bank advisory directors or officers, shall have any obligations or liability to the grantee of an option or to a successor with respect to any shares as to which the option shall lapse because of such postponement.
          (h) Certificates. The stock certificate or certificates to be delivered under this Plan shall be issued in the name of the grantee unless the grantee requests that the certificate(s) be issued in his name and the name of another person as joint tenants with right of survivorship.
          (j) Taxes. The Company may defer making payment or delivery of any benefits under the Plan if any withholding tax is payable until the grantee tenders the amount of the withholding tax due.

          (j) Exercise of Option on Termination as a Bank Advisory Director. If the grantee of an option shall cease, for a reason other than his death, disability or retirement (defined for purposes hereof as any termination, not caused by death or disability, after 10 years of service as a Bank Advisory Director), to be a Bank Advisory Director, the option shall terminate one year after termination as a Bank Advisory Director, unless it terminates earlier under other provisions of the Plan. If a person to whom an option has been granted shall retire or become disabled, the option shall terminate three years after the date of retirement or disability, unless it terminates earlier under the Plan. Such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 7 hereof.
          (k) Exercise of Option After Death of Bank Advisory Director. If the grantee of an option shall die while serving as a Bank Advisory Director or within three months after termination as a Bank Advisory Director, and if the option was in effect at the time of his death (whether or not its term had then commenced), the option may, until the expiration of three years from the date of death of the grantee or until the earlier expiration of the term of the option, be exercised by the successor of the deceased grantee. Such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 7 hereof. “Successor” means the legal representative of the estate of a deceased grantee or the person or persons who shall acquire the right to exercise an option by bequest or inheritance or by reason of the death of the grantee.
     8. Limitation of Rights. No person shall have any rights as a shareholder by virtue of a stock option granted to him except with respect to shares actually issued to him, and issuance of shares shall confer no retroactive right to dividends. Neither the Plan nor the grant of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the bank will retain a Bank Advisory Director for any period of time or for any particular compensation.
     9. Adjustment for Changes in Capitalization. Any increase in the number of outstanding shares of common stock of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately (1) in an increase in the aggregate number of shares then available for the grant of options under the Plan, or becoming available through the termination or forfeiture of options previously granted but unexercised, (2) in the number available for grant to any one person, and (3) in the number subject to options then outstanding, and a proportionate reduction shall be made in the per-share option price as to any outstanding options or portions thereof not yet exercised. After any adjustment made pursuant to this Section, the number of shares subject to each outstanding option may be rounded down to the nearest whole number of shares or to the nearest fraction of a whole share specified by the Committee, all as the Committee may determine from time to time. The Committee may approve different rounding methods for different tranches of options or for options of different sizes within any single tranche. If changes in capitalization other than those considered above shall occur, the Board of Directors shall make such adjustments in the number and class of shares for which options may thereafter be granted, in the number and class of shares remaining subject to options previously granted, and in the per-share option price as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive. Notwithstanding any other provision of this Section, in the case of any stock dividend paid or payable at a rate of 10% or less:
(i)	The Company may implement any required adjustment of an option by either of the following alternative methods applicable to that option, in lieu of the method provided above.
(a)	The Company may defer making any formal adjustment to individual options until such time as it is deemed administratively practicable and convenient. If the Company expects a series of quarterly or other periodic stock dividends to occur, the Company may make a single adjustment that would have the same cumulative effect as having made adjustments for all such stock dividends, except that the Company may make a single final rounding down adjustment for any fractional shares rather than having to account for rounding at the time of each such stock dividend.

(b)	Prior to making any such formal adjustment(s) to such individual option or in lieu of making any such formal adjustment(s), the Company may make one or more informal adjustments to such individual option at the time that the holder exercises such option (in whole or in part) in accordance with its original terms as if no adjustment had been made for any such stock dividends. In that case, as soon as administratively practicable thereafter, the Company shall issue to the option holder for no additional consideration such whole number of additional shares to which the option holder would have been entitled if formal adjustments to the holder’s option had been made for each such stock dividend (except for a single final rounding down adjustment for any fractional shares). In any case under this alternative: (1) the Company may impose such limitations on the issuance of such additional shares, including the forfeiture of such additional shares, if it is not administratively practicable for the Company to issue such additional shares after any exercise of a stock option within such period of time as may, in the discretion of the Company, be appropriate to best preserve the status of such options under Section 409A as Grandfathered Options or Excepted Options, as hereinafter defined; and (2) if approved by the Committee, the Company may withhold the issuance of additional shares in such amount as may be appropriate to defray applicable withholding and other taxes with respect to the additional shares or may make other arrangements to defray applicable withholding and other taxes from other sources.
(ii)	The Committee may delegate to the executive officer of the Company in charge of human resources the task of establishing and implementing appropriate policies, procedures, and methods to implement any such alternative adjustment methods within parameters approved by the Committee.

(iii)	Regardless of whether formal adjustments to individual options are deferred or whether only informal adjustments are made to individual options, the number of shares available for the issuance of options under the Plan shall be deemed to be increased as if formal adjustments were made at the time of each such stock dividend.

(iv)	Notwithstanding any provision herein to the contrary, neither this section nor any policies or procedures adopted hereunder shall be deemed to authorize any feature for the deferral of compensation other than the deferral of recognition of income until the later of (a) the exercise or disposition of the options under Treasury Regulation §1.83-7 or (b) the time any shares acquired pursuant to the exercise of the options first become substantially vested as defined in Treasury Regulation §1.83-3(b). In the event of any partial exercise or disposition of an option or any partial vesting and delivery of shares under an option, the foregoing provisions in this (iv) shall be applied to the options in the same proportions.

(v)	For purposes of this section, the term “Grandfathered Options” shall mean options that were both issued and exercisable prior to January 1, 2005 and thus grandfathered from being subject to Section 409A of the Internal Revenue Code, and the term “Excepted Options” shall mean stock options with an exercise price which may never be less than the fair market value of the stock on the date of grant and thus qualify for the exception in Treas. Reg. §1.409A-1(b)(5)(i)(A). It is not intended that any adjustment will constitute either a material modification of a Grandfathered Option within the meaning of Treasury Regulation §1.409A-6(a)(4) or a modification of an Excepted Option within the meaning of Treasury Regulation §1.409A-1(b)(5)(v). This section shall be interpreted in accordance with such intention, and all policies and procedures adopted hereunder shall be in accordance with such intention.

     10. Termination, Suspension or Modification of Plan. The Board of Directors may at any time terminate, suspend or modify the Plan, except that the Board of Directors shall not amend the Plan in violation of law. No termination, suspension or modification of the Plan (which terms do not include the postponement of the exercise of an option) shall adversely affect any right acquired by any grantee, or by an successor of a grantee, under the terms of an option granted before the date of such termination, suspension or modification, unless such grantee or successor shall consent; but it shall be conclusively presumed than any adjustment for changes in capitalization as provided in Section 10 does not adversely affect any such right.
     11. Application of Proceeds. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.
     12. Governing Law. The Plan and all determinations thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

5